Exhibit 99.1

Four Oaks Fincorp, Inc. Appoints Bullard to the Board of Directors

FOUR OAKS, N.C.--(BUSINESS WIRE)--Four Oaks Fincorp, Inc.(OTCBB: FOFN), holding company for Four Oaks Bank & Trust Company, today announced that on April 28, 2008, the Board of Directors of Four Oaks Fincorp, Inc. (the “Company”) appointed John W. Bullard to the Company’s Board of Directors. On the same date, Mr. Bullard was appointed to the Board of Directors of Four Oaks Bank & Trust Company (the “Bank”), a wholly-owned subsidiary of the Company. Mr. Bullard was not appointed to any committees of either Board of Directors.

Mr. Bullard was appointed to the Boards of Directors of the Company and the Bank pursuant to the terms of the Merger Agreement, by and among the Company, the Bank, and LongLeaf Community Bank (“LongLeaf”), dated December 10, 2007 (the “Merger Agreement”). Prior to the completion of the merger on April 17, 2008, Mr. Bullard served as LongLeaf’s President and Chief Executive Officer and as one of its directors. Under the terms of the Merger Agreement, the Company and the Bank agreed to cause, as soon as reasonably practicable after the later of (A) the effective time of the Merger Agreement or (B) the first annual meeting of the Company’s shareholders following the date of Merger Agreement, Mr. Bullard to be elected or appointed to the Boards of Directors of the Company and the Bank, conditional upon Mr. Bullard’s consent thereto and upon obtaining any necessary regulatory approvals.

On April 17, 2008, pursuant to the terms of the Merger Agreement, Mr. Bullard’s employment agreement with LongLeaf was terminated without “cause” (as defined in his employment agreement). In connection with the termination of his employment agreement with LongLeaf, Mr. Bullard will receive approximately $298,069, which represents the amount payable as severance upon termination without cause in connection with a change in control under his employment agreement with LongLeaf, to be paid in 36 equal monthly installments commencing with the first full calendar month following the closing of the merger.

Also on April 17, 2008 and pursuant to the terms of the Merger Agreement, Mr. Bullard entered into a three-year consulting agreement with the Bank. Under the terms of the agreement, Mr. Bullard will provide such consulting services as may be reasonably requested by the Bank upon reasonable notice to Mr. Bullard. He will receive an annual retainer of $50,000, to be paid in substantially equal monthly installments, in exchange for his services and for certain obligations contained in the consulting agreement. The Bank will also pay expenses reasonably incurred by Mr. Bullard in rendering his consulting services.

The consulting agreement may be terminated by Mr. Bullard upon 30 days’ written notice to the Bank. The Bank may terminate the consulting agreement only if Mr. Bullard materially breaches the agreement or engages in dishonesty, fraud, felonious conduct or other conduct that is materially injurious to the Bank. In the event the consulting agreement is terminated, regardless of the reason for such termination, Mr. Bullard will be entitled to receive payment of the monthly retainer amount, prorated through the last date he performs services and reimbursement of any then outstanding expenses.

Pursuant to the terms of the consulting agreement, Mr. Bullard agreed that, for a period of three years from the closing of the merger (regardless of whether the consulting agreement may have been terminated earlier than the end of that period), he will not:

  compete with the Bank, directly or indirectly, on his own or on another’s behalf, in Richmond County, North Carolina, any county in North or South Carolina that is contiguous to Richmond County, or any other county in which the Bank maintains a business office on the date of termination of the consulting agreement; or
  hire, offer employment to or otherwise solicit for employment any person who is employed by the Bank at any time during the three-year period following the closing date of the merger or who was employed by the Bank as of that date.

The consulting agreement does not prohibit Mr. Bullard from providing appraisal or appraisal review services for lending institutions as an independent contractor. Ownership by Mr. Bullard, directly or indirectly, of not more than one percent of the issued and outstanding stock of any bank or company whose shares are regularly traded on a national securities exchange or in the over-the-counter market will not violate the non-competition provision.

In connection with execution of the Merger Agreement, Mr. Bullard entered into a voting agreement on December 10, 2007 with the Company and the Bank under which he agreed to vote his shares in favor of the merger and not to make any transfers of his stock prior to closing. At closing, Mr. Bullard beneficially owned 59,981 shares of LongLeaf common stock and held options to purchase an aggregate of 18,000 shares of LongLeaf common stock. As a result of the merger, each share of LongLeaf common stock was converted into the right to receive either (i) $16.50 in cash, without interest, (ii) 1.0 share of the Company’s common stock multiplied by an exchange ratio of 1.1542825, or (iii) 0.60 shares of the Company’s common stock multiplied by an exchange ratio of 1.1542825 plus an amount equal to $6.60 in cash. Certain allocation procedures will be used to cause the stock consideration to be paid to LongLeaf shareholders to be between 50% and 70% of the total merger consideration. In addition, the Company assumed all outstanding and unexercised options to purchase LongLeaf common stock.

The forms of Mr. Bullard’s consulting agreement and voting agreement are attached as exhibits to the Merger Agreement, which was filed as an exhibit to the Company’s Form 8-K filed with the Securities and Exchange Commission on December 13, 2007.

THIS CURRENT REPORT ON FORM 8-K IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. As previously announced, Four Oaks Fincorp, Inc., its wholly-owned subsidiary, Four Oaks Bank & Trust Company, and LongLeaf Community Bank entered into a definitive merger agreement (the “Merger Agreement”), on December 10, 2007, pursuant to which LongLeaf Community Bank merged with and into Four Oaks Bank & Trust Company. The parties to the Merger Agreement filed a registration statement, a proxy statement/prospectus, and other relevant documents concerning the merger transaction with the Securities and Exchange Commission (the “SEC”) and the Federal Deposit Insurance Corporation (the “FDIC”). SHAREHOLDERS OF LONGLEAF COMMUNITY BANK ARE NOT BEING ASKED TO TAKE ANY ACTION AT THIS TIME BUT ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED (OR TO BE FILED) WITH THE SEC AND FDIC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. One may obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the parties to the Merger Agreement, at the SEC’s website (http://www.sec.gov). Information about LongLeaf Community Bank is available in the public filings it makes with the FDIC, which are available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. One may also obtain copies of LongLeaf Community Bank’s reports by calling the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913, by facsimile at (202) 898-8505, or by email at mfields@fdic.gov. Copies of the proxy statement/prospectus and the SEC filings that are incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Nancy Wise, Four Oaks Fincorp, Inc., 6114 U.S. 301 South, Four Oaks, North Carolina 27524, (919) 963-2177. In addition, copies of the proxy statement/prospectus can be obtained, without charge, by directing a request to Sandy Hunsucker, LongLeaf Community Bank, P.O. Box 1208, Rockingham, North Carolina 28380, (910) 895-1208.

CONTACT:
Four Oaks Fincorp, Inc.
Ayden R. Lee, Jr., 919-963-2177
Chairman, President, and Chief Executive Officer,
Nancy S. Wise, 919-963-2177
Executive Vice President and Chief Financial Officer